Exhibit 99.1

Receipt of Proposal from News Corporation and Permira and Appointment of Independent Committee

LONDON, UK – June 27, 2008 – The Board of NDS Group plc notes the announcement made earlier today by News Corporation and Permira Advisers LLP and confirms that it has received a proposal from News Corporation and two newly incorporated companies formed by funds advised by Permira as described in that announcement (the Proposed Transaction).

The Board of NDS Group plc has appointed a committee of NDS Group plc directors who are not directors or executive officers of News Corporation (the Independent Committee) in relation to the Proposed Transaction. The Independent Committee have retained Citigroup Global Markets Limited as their independent financial adviser and Allen & Overy LLP and Weil, Gotshal & Manges LLP as their independent legal advisers to assist in its consideration of the Proposed Transaction.

About NDS

NDS Group plc (NASDAQ: NNDS), a majority owned subsidiary of News Corporation, supplies open end-to-end digital technology and services to digital pay-television platform operators and content providers. See www.nds.com for more information about NDS.

CONTACT

NDS Group plc

Yael Fainaro (Investor Relations)

Tel: +44 20 8476 8287

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Cautionary Statement Concerning Forward-looking Statements

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market, regulatory and other factors. More detailed information about these and other factors that could affect future results is contained in our filings with the US Securities and Exchange Commission. Any “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation, nor do we undertake, to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

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